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                                  EXHIBIT 9(j)

              FORM OF AMENDED SCHEDULE A TO THE TRANSFER AGENCY AND
                SHAREHOLDER SERVICES AGREEMENT BETWEEN REGISTRANT
                      AND THE WINSBURY SERVICE CORPORATION



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                                                  As of __________________, 1997


                               FORM OF SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                          BETWEEN AMSOUTH MUTUAL FUNDS
                      AND THE WINSBURY SERVICE CORPORATION

                                  NAME OF FUND
                                  ------------
                           The Prime Obligations Fund

                             The U.S. Treasury Fund

                               The Tax Exempt Fund

                                  The Bond Fund

                                 The Equity Fund

                            The Regional Equity Fund

                            The Limited Maturity Fund

                           The Government Income Fund

                            The Florida Tax-Free Fund

                             The Capital Growth Fund

                             The Small Capital Fund

                             The Equity Income Fund



                                       A-1